UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2004

Date of Report (Date of earliest event reported)

INTERCHANGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50989	33-0849123
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

24422 Avenida de la Carlota, Suite 120
Laguna Hills, California 92653
(Address of principal executive offices) (Zip Code)

(949) 784-0800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 8.01. Other Events.

     On December 20, 2004, Interchange Corporation (the “Company”) issued a press release announcing that it had agreed to sell 822,000 shares of its common stock, par value $0.00001 per share, for an aggregate purchase price of approximately $15.0 million to certain institutional investors in a private placement transaction. In connection with the sale of the common stock, the Company also issued the investors warrants to purchase up to 164,400 shares of the Company’s common stock at an exercise price of $25.53 per share. The parties entered into the Securities Purchase Agreement, dated as of December 20, 2004 (the “Purchase Agreement”), in connection therewith.

     For additional information concerning the foregoing, a copy of the press release dated December 20, 2004 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated December 20, 2004.

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated December 20, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2004	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

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INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated December 20, 2004

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